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                                                                    EXHIBIT 99.2

                                     PROXY

                        MIDDLE GEORGIA BANKSHARES, INC.

                        SPECIAL MEETING OF SHAREHOLDERS


    The undersigned hereby constitutes and appoints J. Daniel Speight, Jr. and Patti S. Davis, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Middle Georgia Bankshares, Inc., a Georgia corporation ("Middle Georgia"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Middle Georgia Shareholders to be held at the Citizens Bank Media Room, North Third Street, Vienna, Georgia, on Monday, March 30, 1998, at 8:00 a.m., local time, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated March 3, 1998, the receipt of which is acknowledged in the manner specified below.


1. Merger. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of October 28, 1997 (the "Merger Agreement"), by and between FLAG Financial Corporation ("FLAG") and Middle Georgia pursuant to which (i) Middle Georgia will merge (the "Merger") with and into FLAG, and (ii) each share of the $1.00 par value common stock of Middle Georgia ("Middle Georgia Common Stock") issued and outstanding at the effective time of the Merger will be exchanged for 15.75 shares of $1.00 par value common stock of FLAG ("FLAG Common Stock").

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]


2. In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                DATED:                   , 1998
                                                      -------------------

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                   Signature if held jointly

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MIDDLE GEORGIA BANKSHARES, INC., AND MAY BE REVOKED PRIOR TO ITS EXERCISE.